CUSIP No. 37253A103	13G	Page 13 of 13 Pages

Exhibit 1

MEMBERS OF GROUP

Deutsche Balaton Aktiengesellschaft

VV Beteiligungen Aktiengesellschaft

Delphi Unternehmensberatung Aktiengesellschaft

Wilhelm Konrad Thomas Zours

Heidelberger Beteiligungsholding Aktiengesellschaft

ABC Beteiligungen Aktiengesellschaft